Exhibit 99.1

Press Release 2011-4

Goldrich Announces Closing of Private Placement Financing

Spokane, WA – August 1, 2011 - Goldrich Mining Company (OTCBB - GRMC) (the “Company”) is pleased to announce the close of a private placement of shares of its common stock and warrants to purchase shares of its common stock. The private placement resulted in net proceeds of $2.9 million.  The proceeds of the private placement are anticipated to be used to complete the financing for the Company’s 2011 hard-rock drilling gold exploration program at its Chandalar property in Alaska, completely satisfy the Company’s notes payable in gold of approximately $960,000, repay a related party account payable of approximately $263,000 and fund general operating expenses.

The Company closed on a sale of 13.8 million units at a price of $0.21 per unit, each unit consists of one share of the Company’s common stock, one half of a Series J warrant and one half of a Series I warrant. Each full Series J warrant is exercisable for a period of five years following the date of issue to purchase one additional share of common stock of the Company at the greater of $0.30 or the closing market price of the Company’s stock on the closing date of the private placement, as quoted on the Over-The-Counter Bulletin Board (the “OTCBB”). Each full Series I warrant is exercisable for a period of five years following the date of issue to purchase one additional common share of the Company at $0.40.

The terms of the private placement include a call option for the Company.  In the event that the shares of common stock trade at a weighted volume average price of greater than $0.50 or $0.60, respectively for the J warrants and I warrants, for a period of 20 consecutive trading days at any time following the issuance of the respective warrants, the Company may, in its sole discretion, accelerate the expiration date of the respective warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof, and in such case, the warrants will expire on the 20th business day after the date on which such notice is given by the Company.  The Company intends to grant resale registration rights to such investors as allowable by rules of the United States Securities and Exchange Commission.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein nor may any sale of the securities described herein take place in any jurisdiction where such offer or sale is prohibited. None of the securities described herein have been or will be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States and may not be offered or sold absent such registration or pursuant to an applicable exemption from such registration requirements.

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For additional information regarding Goldrich Mining Company or this news release, contact Mr. William Schara by e-mail at wschara@goldrichmining.com or by telephone at (509) 768-4468.

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Goldrich Mining Company is engaged in the business of the discovery and mining of gold deposits.  This endeavor carries certain risks that are commensurate with the potential rewards of such efforts.  These risks cannot be quantified and should not be taken lightly.

Forward-Looking Statements

This press release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Legislation Reform Act of 1995.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Goldrich Mining Company expects or anticipates will or may occur in the future, including such things as the use of proceeds from the private placement, the commencement of the Company’s 2011 hard-rock drilling gold exploration program at its Chandalar property in Alaska, and other such matters are forward-looking statements.  Often, but not always, forward-looking statements state that certain actions, events or results ‘‘will’’ be taken, occur or be achieved.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause Goldrich Mining Company’s actual results in future periods to differ materially from forecasted results.  These risks and uncertainties include, among other things:  the results and costs of the Company’s 2011 hard-rock drilling program, volatility of natural resource prices, including gold prices; product demand; market competition; the Company’s ability to continue with corporate spending priorities; the Company’s ability to secure additional financing; the existence and extent of gold deposits at the Chandalar property; the Company’s ability to start and maintain commercial production at the Company’s Chandalar property; and other risks inherent in the Company’s operations discussed in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission.  The Company makes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable laws or regulatory policies.

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